Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2004, in the registration statement (Form F-3) of Aladdin Knowledge Systems Ltd for the registration of 2,990,000 of its common stock.

/s/ BLICK ROTHENBERG
Chartered Accountants
Registered Auditors
12 York Gate
Regent's Park
London, NW1 4QS
February 14, 2005